CHANGE OF CONTROL AGREEMENT THIS CHANGE OF CONTROL AGREEMENT (the “Agreement ”), made and entered into effective as of December 26, 2018 (the “Effective Date ”), by and between Independence Contract Drilling, Inc., a Delaware corporation (the “Company ”), and Travis Fitts (“Executive ”). WHEREAS , the Company and Executive desire to enter into an agreement regarding their respective rights and obligations in connection with a Change of Control during the Term of this Agreement; THEREFORE , for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows: 1. Term . This Agreement shall begin on the Effective Date and shall end on the third anniversary of the Effective Date (the “Term ”); provided, however , if neither party shall have provided written notice of termination at least one (1) year prior to the scheduled expiration of the then current term of this Agreement (each such date by which such notice must be provided, a “Renewal Date ”), the Term shall automatically be extended for one (1) additional year so as to expire two (2) years from such Renewal Date. Upon a Change of Control, the Term shall be automatically extended to the third anniversary of the Change of Control. 2. Qualifying Termination . Subject to the terms of this Agreement, if a Qualifying Termination occurs with respect to the Executive, Executive shall be entitled to the benefits provided in Section 3 hereof. If Executive’s employment terminates for any reason other than for a Qualifying Termination, then Executive shall not be entitled to any benefits under this Agreement; provided that Executive’s right to receive the Accrued Obligations, if any, shall not be affected by this Agreement. 3. Benefits Upon a Qualifying Termination . (a) Lump Sum . Subject to Section 3(c) and 3(d), if a Qualifying Termination occurs with respect to the Executive, then in addition to the Accrued Obligations, for which no Release of Claims is required, the Company shall pay to Executive, on the 60th day following the Date of Qualifying Termination, an amount, in a single lump sum payment, equal to the sum of: (i) Any earned but unpaid Annual Bonus related to the fiscal year prior to the fiscal year in which the Date of Termination occurs plus ; (ii) An amount equal to the product of (x) the Target Annual Bonus for the fiscal year in which the Date of Termination occurs, and (y) a fraction, the numerator of which is the number of days in the current fiscal year that have elapsed through the Date of Termination, and the denominator of which is 365 ; plus (iii) An amount equal to one times the sum of (x) the Executive’s Base Salary (at the rate in effect as of the Date of Termination) and (y) the Target Annual Bonus for the fiscal year in which the Date of Termination occurs.

(b) Awards . Subject to Section 3(c) and 3(d), if a Qualifying Termination occurs with respect to the Executive, then (i) except as expressly prohibited as of the Effective Date by the terms of the applicable plan under which any such award is granted, all outstanding awards and benefits held by the Executive under the Company’s equity or long-term incentive compensation plan, including all stock options and restricted stock held by the Executive, not already vested, shall be 100% vested. (c) Release . Notwithstanding anything in this Agreement to the contrary, no payment other than payment of the Accrued Obligations shall be made or benefits provided pursuant to this Agreement unless and until Executive signs and returns to the Company within fifty (50) days following the date of a Qualifying Termination, and does not revoke within seven (7) days thereafter, a release and waiver agreement (the “Release of Claims ”) in substantially the same form as that attached hereto as Exhibit A, in exchange for the benefits described in this Section 3, releasing and waiving all claims for liability and damages in any way related to Executive’s employment against the Company, its affiliates, their directors, officers, employees and agents, and their employee benefit plans and fiduciaries and agents of such plans. (d) Section 409A Rules. (i) This Agreement is intended to comply with the Section 409A Rules and any ambiguous provisions will be construed in a manner that is compliant with or exempt from the application of the Section 409A Rules. If a provision of the Agreement would result in the imposition of applicable taxes and interest under the Section 409A Rules, such provision may be reformed to avoid, to the extent possible, imposition of such taxes and interest and no action taken to comply with the Section 409A Rules shall be deemed to adversely affect any rights or benefits of Executive hereunder. For purposes of the Section 409A Rules, each payment or amount due under this Agreement shall be considered a separate payment, and Executive’s entitlement to a series of payments under this Agreement shall be treated as an entitlement to a series of separate payments. (ii) To the extent that any reimbursement or benefit in kind hereunder needs to comply with the Section 409A Rules, such reimbursement or benefit in kind shall be administered in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv). Specifically, (A) the applicable reimbursements and benefits in kind shall be such reimbursements and benefits in kind allowable pursuant to the Company’s standard policies and procedures as apply to the Company’s executive employees generally, (B) the amounts reimbursed and in-kind benefits under this Agreement during Executive’s taxable year may not affect the amounts reimbursed or in-kind benefits provided in any other taxable year, (C) the reimbursement of an eligible expense shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense was incurred, (D) the right to reimbursement or an in-kind benefit is not subject to liquidation or exchange for another benefit, and (E) the right to reimbursement of expenses incurred or to provision of benefits in kind shall terminate no later than one (1) year from Executive’s Date of Termination. (iii) If Executive is a “specified employee” within the meaning of the Section 409A Rules as of his Date of Termination, no distributions or benefits that are subject to, and not otherwise exempt from, the Section 409A Rules shall be made under this Agreement before the 2 date that is six (6) months and two (2) days after the Date of Termination (or, if earlier, the date of Executive’s death) and any such delayed distributions or benefits shall be made as of such date without interest. 4. Restrictions and Obligations of Executive . (a) Access to, and Acknowledgement of Value of, Confidential Information . The Company has previously made available to Executive Confidential Information regarding the Company and its business operations, and the Company agrees to provide Executive with (i) Confidential Information regarding the Company and its business operations arising after the date hereof and (ii) access to certain of the Company’s customers, prospective customers, vendors and other parties with whom the Company conducts business, which will allow Executive the opportunity to develop business relationships and goodwill with such customers, prospective customers, vendors and other such parties after the date hereof. Executive acknowledges and agrees that the Confidential Information is of significant value to the Company and the protection against unauthorized disclosure and use of the Confidential Information and the business relationships and goodwill that may be developed by Executive in performing his/her duties on behalf of the Company is of critical importance to the Company. The Company and Executive agree that in addition to the Company’s disclosure of the Confidential Information and the business relationships and goodwill that may be developed by Executive in performing his duties on behalf of the Company, the Company’s agreement to make the payments provided in this Agreement to Executive constitutes additional consideration for the Executive’s compliance with the undertakings set forth in this Section 4. Notwithstanding any other provision of this Agreement to the contrary, Executive shall only be required to comply with the provisions of this Section 4 following the Date of Termination if Executive receives the benefits as provided in Section 3 above. (b) Confidentiality . Executive acknowledges that the Company has previously provided Executive with Confidential Information and will continue to provide Executive with Confidential Information. Executive agrees that Executive will not, while employed by the Company or any affiliate and at any time thereafter, disclose or make available to any other person or entity, or use for Executive’s own personal gain, any Confidential Information, except for such disclosures as required in the performance of Executive’s duties with the Company or as may otherwise be required by law or legal process (in which case Executive shall notify the Company of such legal or judicial proceeding as soon as practicable following his receipt of notice of such a proceeding, and permit the Company to seek to protect its interests and information). Executive acknowledges and agrees that such Confidential Information is the exclusive property of the Company and will only be used for the benefit of the Company. Further, Executive waives and releases any claim that he/she should be able to use, for the benefit of any competing person or entity, Confidential Information that was received by Executive while working for the Company. Nothing contained in this Section 4 shall prohibit or otherwise restrict Executive from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Restricted Business if such entity is a public entity and Executive (i) is not a controlling Person of, or a member of a group that controls, such entity and (ii) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity. 3

(c) Injunctive Relief . Executive acknowledges that monetary damages for any breach of Section 4(b) above will not be an adequate remedy and that irreparable injury will result to the Company, its business and property, in the event of such a breach. For that reason, Executive agrees that in the event of a breach, in addition to recovering legal damages, the Company is entitled to proceed in equity for specific performance or to enjoin Executive from violating such provisions. (d) Severability . The Executive acknowledges and agrees that the restrictive covenants set forth in this Section 4 are reasonable and necessary in order to protect the Company’s valid business interests. It is the intention of the parties hereto that the covenants, provisions and agreements contained herein shall be enforceable to the fullest extent allowed by law. If any covenant, provision or agreement contained herein is found by a court having jurisdiction to be unreasonable in duration, scope or character of restrictions, or otherwise to be unenforceable, such covenant, provision or agreement shall not be rendered unenforceable thereby, but rather the duration, scope or character of restrictions of such covenant, provision or agreement shall be deemed reduced or modified with retroactive effect to render such covenant, provision or agreement reasonable or otherwise enforceable (as the case may be), and such covenant, provision or agreement shall be enforced as modified. If the court having jurisdiction will not review the covenant, provision or agreement, the parties hereto shall mutually agree to a revision having an effect as close as permitted by applicable law to the provision declared unenforceable. The parties hereto agree that if a court having jurisdiction determines, despite the express intent of the parties hereto, that any portion of the covenants, provisions or agreements contained herein are not enforceable, the remaining covenants, provisions or agreements of this Section 4 shall be valid and enforceable. Moreover, to the extent that any provision is declared unenforceable, the Company shall have any and all rights under applicable statutes or common law to enforce its rights with respect to any and all Confidential Information or unfair competition by the Executive. 5. Parachute Payment Limitation . (a) Anything in this Agreement to the contrary notwithstanding, if the Executive is a “disqualified individual” (as defined in Section 280G of the Code), and the severance benefits provided in Section 3, together with any other payments which the Executive has the right to receive, would constitute a “parachute payment” (as defined in Section 280G of the Code), the severance benefits provided hereunder that constitute a parachute payment shall be either (i) reduced (but not below zero) so that the aggregate present value of such payments received by the Executive from the Company will be one dollar ($1.00) less than three times the Executive’s “base amount” (as defined in Section 280G of the Code) and so that no portion of such payments received by the Executive shall be subject to the excise tax imposed by Section 4999 of the Code, or (ii) paid in full, whichever produces the better net after-tax result for the Executive (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). (b) In making any reductions pursuant to Section 5(a), above, the Company shall reduce or eliminate amounts first by reducing those amounts that are not payable in cash, and then by reducing or eliminating cash amounts, in each case in reverse order beginning with amounts, if any, that are to be paid the farthest in time from the Date of Qualifying Termination; provided , however , that no amount that is subject to the Section 409A Rules shall be reduced or eliminated until all amounts that are not subject to the Section 409A Rules have been eliminated, and then all 4 such amounts that are subject to the Section 409A Rules shall not be reduced in reverse order but shall be reduced proportionally. The determination of the base amount, the present value of the parachute payments, and the amount of any benefit to be reduced shall be determined by the Company’s independent auditors, or such other nationally recognized accounting firm mutually acceptable to the Company and Executive, in accordance with the principles of Section 280G of the Code and based upon the advice of any tax counsel selected by such auditors or other accounting firm. If a reduced payment is made and through error or otherwise that payment, when aggregated with other payments from the Company (or its affiliates) used in determining if a “parachute payment” exists, exceeds one dollar ($1.00) less than three times the Executive’s base amount, the Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made. 6. Miscellaneous Provisions . (a) Definitions Incorporated by Reference . Reference is made to Annex I hereto for definitions of certain capitalized terms used in this Agreement, and such definitions are incorporated herein by such reference with the same effect as if set forth herein. (b) Cooperation . If Executive becomes entitled to benefits under Section 3 of this Agreement, Executive agrees, for a one (1) year period following the Date of Termination, to provide reasonable cooperation to the Company in response to reasonable requests made by the Company for information or assistance, including but not limited to, participating upon reasonable notice in conferences and meetings, providing documents or information, aiding in the analysis of documents, or complying with any other reasonable requests by the Company including execution of any agreements that are reasonably necessary, provided such cooperation relates to matters concerning Executive’s duties with the Company and the requests do not, in the good faith opinion of Executive, materially interfere with Executive’s other activities. (c) Successors; Binding Agreement . (i) Except in the case of a merger involving the Company with respect to which under applicable law the surviving corporation of such merger will be obligated under this Agreement in the same manner and to the same extent as the Company would have been required if no such merger had taken place, the Company will require any successor, by purchase or otherwise, to all or substantially all of the business and/or assets of the Company, to execute an agreement whereby such successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent as the Company would have been required if no such succession had taken place and expressly agrees that Executive may enforce this Agreement against such successor. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 6(c)(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. (ii) This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die prior to payment of any amount that is otherwise 5 payable under this Agreement, any such amount shall be paid in accordance with the terms of this Agreement to Executive’s estate. (d) Notice . All notices, consents, waivers, and other communications required under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties): If to the Company: Independence Contract Drilling, Inc. 20475 Hwy 249, Suite 300 Houston, Texas 77070 Attn: Chief Executive Officer If to Executive: At Executive’s then current address shown in the Company’s records (e) Miscellaneous . No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and by an officer of the Company authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. (f) Validity . The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to conflicts of laws principles. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect. (g) Counterparts . This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. (h) Descriptive Headings . Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. (i) Corporate Approval . This Agreement has been approved by the Board, or a committee thereof, and has been duly executed and delivered by Executive and on behalf of the Company by its duly authorized representative. (j) Disputes . The parties agree to resolve any claim or controversy arising out of or relating to this Agreement by binding arbitration under the Federal Arbitration Act before one 6 arbitrator in the City of Houston, State of Texas, administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company shall reimburse Executive, on a current basis, for all legal fees and expenses incurred by Executive in connection with any dispute arising under this Agreement, including, without limitation, the fees and expenses of the arbitrator, unless the arbitrator finds Executive brought such claim in bad faith, in which event each party shall pay its own costs and expenses and Executive shall repay to the Company any fees and expenses previously paid on Executive’s behalf by the Company. The parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising during the period of this Agreement and which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination of this Agreement. (k) Withholding of Taxes . The Company may withhold from any amounts payable under this Agreement or otherwise in connection with your employment all taxes and other amounts it is required to withhold pursuant to any applicable law or regulation or otherwise. (l) No Guarantee of Tax Consequences . The Company makes no commitment or guarantee to Executive or any other person that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for benefits under this Agreement and assumes no liability whatsoever for the tax consequences to Executive or to any other person eligible for benefits under this Agreement. (m) Clawback Provisions . Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, payable pursuant to this Agreement or any other agreement or arrangement with the Company or an affiliate which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or an affiliate pursuant to any such law, government regulation or stock exchange listing requirement). (n) No Employment Agreement . Nothing in this Agreement shall give Executive any rights to continued employment by or other service with the Company or any of its affiliates or any successors, nor shall it restrict in any way the rights of the Company, or your rights, to terminate Executive’s employment or other service relationship with the Company and its affiliates. (o) Entire Agreement . This instrument contains the entire agreement of Executive and the Company with respect to the subject matter hereof, and hereby expressly terminates, rescinds and replaces in full any prior and contemporaneous promises, representations, understandings, arrangements and agreements between the parties relating to the subject matter hereof, whether written or oral. However, nothing in this Agreement shall affect Executive’s rights under such compensation and benefit plans and programs of the Company in which Executive may participate, except as may be explicitly provided in this Agreement. 7

IN WITNESS WHEREOF, the Company and Executive have executed this Agreement in one or more counterparts effective for all purposes as of the Effective Date. INDEPENDENCE CONTRACT DRILLING, INC. By: /s/ Anthony Gallegos Name: J. Anthony Gallegos Title: President & Chief Executive Officer EXECUTIVE /s/ Travis Fitts Travis Fitts 8

ANNEX I TO CHANGE OF CONTROL AGREEMENT Definitions: 1. Accrued Obligations . “Accrued Obligations” shall mean the aggregate amount of (i) any earned but unpaid Base Salary; (ii) accrued but unpaid vacation pay through the Date of Termination; (iii) any unreimbursed reasonable business expenses incurred by Executive prior to the Date of Termination that are reimbursable in accordance with the policies and procedures of the Company; and (iv) such employee benefits, if any, as to which Executive may be entitled pursuant to the terms governing such benefits, payable in accordance with the terms of the applicable plan or other arrangement governing such benefits. 2. Annual Bonus . “Annual Bonus” shall mean (i) any annual incentive award(s) payable to Executive pursuant to the Company’s 2012 Omnibus Incentive Plan, as may be amended and restated from time to time, or any successor plan as adopted by the Company; and (ii) any other annual cash incentive or bonus award(s) granted by the Company to the Executive. 3. Base Salary . “Base Salary” shall mean an Executive’s highest annual rate of base salary in effect at any time during the period beginning six (6) months preceding the Change of Control and throughout the Protected Period, without reduction by payroll deductions and withholdings, including but not limited to, elective contributions made on the Executive’s behalf pursuant to a plan maintained under Code Sections 125 or 401, and any other reductions of the Executive’s remuneration, but excluding bonuses, severance pay and other amounts in lieu of base salary and any other amounts not considered base salary under the Company’s normal payroll practices. 4. Board . “Board” shall mean the Board of Directors of the Company. 5. Cause . “Cause” shall mean the following: (i) willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company; (ii) willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct; (iii) misappropriation of funds or property of the Company or committing any fraud against the Company or its affiliates or against any other person or entity in the course of employment with the Company or its affiliates; (iv) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or its affiliates or to the benefits of which the Company or its affiliates are entitled; 9

(v) conviction of a crime involving moral turpitude or of a felony; (vi) willful failure to comply in any material respect with the terms of this Agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or (vii) chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which Executive fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing Executive’s duties and responsibilities. For purposes of this definition, no act, or failure to act, by Executive will be considered “willful” if done, or omitted to be done, by Executive in good faith and in the reasonable belief that the act or omission was in the best interest of the Company or required by applicable law. Any termination during the Term by the Company for Cause shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. 6. Change of Control . A “Change of Control” shall mean: (i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of common stock or membership interests of the Company (the “Outstanding Company Common Stock ”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or managers (the “Outstanding Company Voting Securities ”); provided, however , that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company or any acquisition by the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (3) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this definition ; (ii) Individuals, who, as of the date hereof (the “Incumbent Board ”) cease for any reason to constitute at least a majority of the Board; provided, however , that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders or members, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction ”) in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate 10

Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction ; or (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation would be subject to the income tax under the Section 409A Rules if the foregoing definition of “Change of Control” were to apply, but would not be so subject if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under the Section 409A Rules, a transaction or circumstance that satisfies the requirements of both (1) a Change of Control under the applicable clauses (i) through (iv) above, as applicable, and (2) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5). 7. Code . “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and administrative guidance promulgated thereunder. 8. Confidential Information . “Confidential Information” means and includes all confidential and/or proprietary information, trade secrets and “know-how” and compilations of information of any kind, type or nature (tangible and intangible, written or oral, and including information contained, stored or transmitted through any electronic medium), whether owned by the Company or its affiliated companies, disclosed to the Company or its affiliated companies in confidence by third parties or licensed from any third parties, which, at any time during Executive’s employment by the Company, is developed, designed or discovered or otherwise acquired or learned by Executive and which relates to the Company or its affiliated companies, partners, business, services, products, processes, properties or assets, customers, clients, suppliers, vendors or markets or such third parties. Notwithstanding the foregoing, Confidential Information shall not include any information that becomes generally available to the public other than as a result of any disclosure or act of Executive in violation of the terms of this Agreement. 11

9. Date of Qualifying Termination . “Date of Qualifying Termination” shall mean, assuming a Qualifying Termination occurs, the date of such Termination. 10. Date of Termination . “Date of Termination” shall mean the date Executive experiences a Termination. 11. Disability . “Disability” means Executive will be deemed “Disabled,” if Executive shall have been unable to substantially perform Executive’s duties as an executive of the Company or any subsidiary thereof as a result of sickness or injury, with or without reasonable accommodation, and shall have remained unable to perform any such duties for a period of more than one hundred twenty (120) days in any twelve (12) month period. If the Company determines that Executive has become Disabled, the Company shall notify Executive of its determination. Executive may then request an accommodation from the Company to assist in his/her return to work. The Company will determine whether Executive’s request can be accommodated without undue hardship no later than thirty (30) days after Executive requests an accommodation. In the event Executive’s request cannot be accommodated, the Company may, by notice given in the manner provided in this Agreement, terminate the status of Executive as an executive and employee of the Company. Any such termination shall become effective thirty (30) days after such notice of termination is given, unless within such thirty (30) day period, Executive becomes capable of rendering services of the character contemplated hereby (and a physician chosen by the Company so certifies in writing) and Executive in fact resumes such services. 12. Exchange Act . “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. 13. Good Reason . “Good Reason” shall mean the occurrence of any of the following without Executive’s express written consent: (a) any action or inaction that constitutes a material breach by the Company of this Agreement and such action or inaction continues uncured after thirty (30) days following written notice from the Executive; (b) the assignment to the Executive of any duties that are a diminution in any respect from the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities with respect to the Company, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within thirty (30) days of receipt of written notice thereof given by the Executive. (c) a change in the geographic location at which Executive must normally perform services to a location more than fifty (50) miles from Houston, Texas or the location at which Executive normally performs such services as of the Effective Date; or (d) in the event a Change of Control has occurred, the assignment to the Executive to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not (A) as a senior executive officer with the ultimate parent company of the entity surviving or resulting from such Change of Control and (B) substantially similar to the 12

Executive’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities immediately prior to the Change of Control (it being understood that for purposes of the period beginning on the date of this Agreement until September 30, 2021, such position shall be deemed to be Senior Vice President – HR & HS&E. Notwithstanding anything herein to the contrary, the interim assignment of Executive’s position, authority, duties, or responsibilities to any person while Executive is absent from his duties during any of the one hundred twenty (120) business days set forth under the definition of Disability shall not constitute a Good Reason for Executive to terminate his employment with the Company. In addition, the Executive’s termination of employment shall not constitute Termination for Good Reason unless Executive notifies the Company of the condition or event constituting Good Reason within ninety (90) days of the condition’s initial existence and the Company fails to cure the conditions, to the extent curable, specified in the notice within thirty (30) days following such notification. Further, the Executive’s termination of employment shall not constitute Termination for Good Reason unless the Executive terminates his employment with the Company within thirty (30) days following the end of the Company’s 30-day cure period. Any termination during the Term by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. 14. IRS . “IRS” shall mean the Internal Revenue Service. 15. Notice of Termination . “Notice of Termination” shall mean a written notice that sets forth in reasonable detail the facts and circumstances for Termination for Good Reason. Such Notice of Termination shall be subject to the Company’s thirty (30) day cure period. 16. Person . “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act). 17. Protected Period . The “Protected Period” shall mean the period during the Term beginning on the date of the Change of Control and ending on the three (3)-year anniversary of such Change of Control or Executive’s death, if earlier. Notwithstanding the foregoing, the Protected Period shall end on the last day of the Term. In addition, notwithstanding anything contained herein to the contrary, a Protected Period shall be deemed to exist during the period beginning on the date of this Agreement and ending on September 30, 2021. 18. Qualifying Termination . A “Qualifying Termination” shall mean a Termination occurring during the Protected Period that is the result of either (a) a unilateral and involuntary Termination by the Company other than for Cause, when Executive remains willing and able to continue providing services, or (b) resignation by Executive for Good Reason. Termination of Executive’s employment during the Protected Period for any other reason, including Executive’s death or Disability, a Termination by the Company for Cause or a Termination by Executive other than for Good Reason shall not constitute a Qualifying Termination. 19. Section 409A Rules . “Section 409A Rules” shall mean Section 409A of the Code and the Treasury Regulations and administrative guidance promulgated thereunder. 20. Target Annual Bonus . “Target Annual Bonus” shall mean the target incentive award opportunity for Executive as established with respect to any Annual Bonus. 13

21. Term . “Term” shall have the meaning set forth in Section 1 of this Agreement. 22. Termination . “Termination” shall mean the permanent cessation of the provision of services for compensation by Executive to the Company and all affiliates and successors of the foregoing in any capacity, including but not limited to that of an employee or an independent contractor, where Executive and the Company reasonably anticipate that no further services will be performed and which constitutes a “separation from service” within the meaning of the Section 409A Rules. 14

EXHIBIT A TO CHANGE OF CONTROL AGREEMENT AGREEMENT AND RELEASE This Agreement and Release (“Release”) is entered into between you, the undersigned employee, and Independence Contract Drilling, Inc. (the “Company”). You have [__] days to consider this Release, which you agree is a reasonable amount of time. While you may sign this Release prior to the expiration of this [___] -day period, you are not to sign it prior to the date of your termination of employment with the Company. 1. Definitions . a. “Released Parties” means the Company and its past, present and future parents, subsidiaries, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities’ past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, members, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities. Each of the Released Parties is an intended beneficiary of this Release. b. “Claims” means all theories of recovery of whatever nature, whether known or unknown, recognized by the law or equity of any jurisdiction. It includes but is not limited to any and all actions, causes of action, lawsuits, claims, complaints, petitions, charges, demands, liabilities, indebtedness, losses, damages, rights and judgments in which you have had or may have an interest. It also includes but is not limited to any claim for wages, benefits or other compensation. It also includes but is not limited to claims asserted by you or on your behalf by some other person, entity or government agency. 2. Consideration . The Company agrees to pay you the consideration set forth in section 3(a) or 3(b) of the Change of Control Agreement between you and the Company dated as of [_________ ] (the “CIC Agreement”) . The Company will make such payments to you at the times set forth in the CIC Agreement. You acknowledge that the payment that the Company will make to you in consideration for this Release is in addition to anything else of value to which you are entitled and that the Company is not otherwise obligated to make this payment to you. 3. Release of Claims . a. You — on behalf of yourself and your heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns — unconditionally release and forever discharge the Released Parties from, and waive, any and all Claims that you have or may have against any of the Released Parties arising from your employment with the Company, the termination thereof, and any other acts or omissions occurring on or before the date you sign this Release; provided, however , that this Agreement shall not operate to release any Claims that you may have to payments or benefits under the terms of the CIC Agreement with respect to Accrued Exhibit A-1

Obligations or any rights you may have to indemnification under any indemnification agreement between you and the Company or any of its affiliates, or the bylaws or any directors and officers liability insurance policy of the Company or any of its affiliates (collectively, the “Unreleased Claims”). b. The release set forth in Paragraph 3(a) includes, but is not limited to, any and all Claims under (i) the common law (tort, contract or other) of any jurisdiction; (ii) the Rehabilitation Act of 1973, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any other federal, state and local statutes, ordinances, executive orders and regulations prohibiting discrimination or retaliation upon the basis of age, race, sex, national original, religion, disability, or other unlawful factor; (iii) the National Labor Relations Act; (iv) the Employee Retirement Income Security Act; (v) the Family and Medical Leave Act; (vi) the Fair Labor Standards Act; (vii) the Equal Pay Act; (viii) the Worker Adjustment and Retraining Notification Act; and (ix) any other federal, state or local law. c. In furtherance of this Release, you promise not to bring any Claims (other than Unreleased Claims) against any of the Released Parties in or before any court or arbitral authority. You also agree effective as of the date of this release to resign any and all directorships with the Company and any of its subsidiaries and affiliates. 4. Confidentiality . You agree that you will not reveal, or cause to be revealed, this Release or its terms to any third party (other than your attorney, tax advisor, or spouse), except as required by law. 5. Acknowledgment . You acknowledge that, by entering into this Release, the Company does not admit to any wrongdoing in connection with your employment or termination, and that this Release is intended as a compromise of any Claims you have or may have against the Released Parties. You further acknowledge that you have carefully read this Release and understand its final and binding effect, have had a reasonable amount of time to consider it, and are entering this Release voluntarily. You acknowledge that the Company has advised you in writing to seek the advice of legal counsel prior to executing this release, and that you have had the opportunity to seek legal counsel of your choosing. You acknowledge that you have had at least twenty-one (21) days to consider this Release. 6. Applicable Law . This Release shall be construed and interpreted pursuant to the laws of Texas without regard to its choice of law rules. 7. Severability . Each part, term, or provision of this Release is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term, or provision is invalid, void, or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby. If any part, term, or provision is so found invalid, void or unenforceable, the applicability of any such part, term, or provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable. Exhibit A-2

8. Effective Date: You acknowledge that you have seven (7) days after execution to revoke this Release, and that this Release shall not become final and binding until the expiration of seven (7) days after execution. IN WITNESS WHEREOF , the parties have executed this Release on the date set forth below. EXECUTIVE: ____________________________________ Date: [_______________, 20___] [Name] COMPANY: INDEPENDENCE CONTRACT DRILLING, INC. Date: [_______________, 20___] By: _________________________________ Name: ______________________________ Title: _______________________________ Exhibit A-3